UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 12, 2016

UNIFIRST CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-08504	04-2103460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Jonspin Road, Wilmington, Massachusetts 01887

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (978) 658-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of UniFirst Corporation (the “Company”) held on January 12, 2016, the Company’s shareholders voted on and approved (1) the election of Phillip L. Cohen and Cynthia Croatti as Class III Directors, each to serve for a term of three years until the 2019 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified and (2) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 27, 2016. The votes cast by the holders of the Company’s Common Stock and Class B Common Stock on each of the foregoing proposals were as follows:

Proposal 1: Election of two Class III Directors, nominated by the Board of Directors, each to serve for a term of three years until the 2019 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

	Common Stock			Class B Common Stock
	For	Withheld	Broker Non-Votes	For	Withheld	Broker Non-Votes
Phillip L. Cohen	13,554,988	80,666	693,889	N/A	N/A	N/A
Cynthia Croatti	13,327,894	307,760	693,889	45,900,660	0	0

Proposal 2: Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 27, 2016.

Common Stock				Class B Common Stock
For	Against	Abstain	Broker Non-Votes	For	Against	Abstain	Broker Non-Votes
14,268,419	52,951	8,173	0	45,900,660	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIFIRST CORPORATION

Date: January 14, 2016	By:	/s/ Ronald D. Croatti
Ronald D. Croatti
Chairman of the Board, Chief Executive Officer and President

	By:	/s/ Steven S. Sintros
Steven S. Sintros
Senior Vice President and Chief Financial Officer